Exhibit 99.1

VINEYARD NATIONAL BANCORP

Press Release

Vineyard National Bancorp Reports Record Quarterly and Year-to-date Earnings, with Assets Reaching $1.3 Billion

Rancho Cucamonga, CA. (October 12, 2004) -- Vineyard National Bancorp (NASDAQ:VNBC) (the "Company"), and its operating subsidiary, Vineyard Bank (the "Bank"), today reported record earnings for the quarter ended September 30, 2004 of $3.7 million, or $0.40 per diluted share, compared with net earnings of  $2.3 million or $0.32 per diluted share for the same quarter ended in 2003.  The growth in earnings represented an increase of 59% over the comparable period last year.  Diluted earnings per share increased 25%, which produced a return on average common equity of 23% for the quarter.

For the nine months ended September 30, 2004, the Company reported record net earnings of $9.9 million, or $1.11 per diluted share, compared with net earnings of $5.4 million or $0.79 per diluted share for the comparable period in 2003.  The growth in earnings represented an increase of 84% over the comparable period last year.  Diluted earnings per share increased 41%, which produced a return on average common equity of 32% for the period.

All diluted earnings per share amounts have been adjusted to reflect the Company’s 2 for 1 stock split which occurred in the third quarter of 2004, converted Series B preferred stock and new shares of common stock issued in a private placement offering both completed in the second quarter of 2004, stock option grants, warrants outstanding to acquire its shares and stock dividends.

Earnings Guidance and Market Sensitivity:

Continuing its practice established last year, management of the Company had originally established an earnings estimate for the year ending December 31, 2004 with a range of $1.43 to $1.55 per diluted share, which incorporated the effects of the then-existing preferred stock, the stock dividends, as well as existing stock options and warrants.  After the second quarter of 2004 operating results were announced, management adjusted its guidance for 2004 to a range of $1.50 to $1.58 per diluted share. This adjustment took into account the issuance of additional common stock during the second quarter, and the impact of increasing market interest rates on the Company’s net interest income and net interest margin.

The Company principally operates its lending activities within the Inland Empire region of Southern California, and the coastal communities of Los Angeles and Orange Counties.  The Inland Empire region is one of the fastest growing areas in California driven by affordable housing, and commercial income property development.  Residential coastal construction continues to be supported by continued strong demand for high-end housing due to scarcity of product and regional wealth creation.

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With these factors, as well as the results from the completed third quarter in which increased expenditures were also made into the infrastructure in preparation for the ensuing 2005 operating year, management has maintained its earnings estimate to a range of $1.50 to $1.58 per diluted share for the full year 2004.  Initial earnings estimates for the 2005 operating year will be prepared when the Company reports its full-year 2004 results in late January 2005.

Operating Results:

For the nine months ended September 30, 2004, the Company’s net interest income before its provision for loan losses increased by $19.8 million, or 108%, as compared with the same period in 2003, to a level of $38.2 million.  These results produced a net interest margin of 4.8% for the period, a slight increase from the 4.7% level for the comparable period in 2003.

Other operating income for the nine months ended September 30, 2004 was $4.1 million, or 5% less than the same period in 2003. For the first nine months of 2004, the Company realized $0.2 million in net gains on the sale of investment securities as compared to $1.6 million in the comparable period in 2003. Other income increased within this period from the origination and sale of SBA loans and depository service charge fees.  Total net revenues (net interest income before provision for loan losses and other operating income) for the nine months ended September 30, 2004 increased by $19.6 million or 86% as compared to the same period in 2003.

The Company’s continuing efforts to balance the composition of its loan portfolio, together with servicing the existing product lines previously introduced during the previous three years, has enabled its earning assets to grow while effectively minimizing interest rate sensitivity.  During the first nine months of 2004, multi-family (apartment) financings and SFR coastal construction accounted for more than one-half of the net increase in the loan portfolio growth, followed by lesser increases in affordable housing construction, commercial income property and consumer lending.  All of these products have assisted the Company in expanding and diversifying its earning-asset base, which helped increase total assets to a level of $1.3 billion as of September 30, 2004.  Total assets were $887.8 million at December 31, 2003, and $779.8 million at September 30, 2003.

The Company’s growth in its loan portfolio for the nine months ended September 30, 2004 produced an increase of $423.5 million or 71%, bringing loans, net of deferred fees and costs outstanding to $1.0 billion at September 30, 2004.  Loans, net of deferred fees and cost outstanding at December 31, 2003 were $597.0 million.  Credit quality continues to remain strong, with nonperforming loans as a percentage of gross loans at 0.01% at September 30, 2004, and net charge-offs for the first nine months of 2004 as a percentage of average gross loans at 0.03%. Both of these credit quality measurements compare favorably to the Western peer group medium of similarly sized banks.

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The Company’s continued growth of its loan portfolio necessitated a provision for possible loan losses in the amount of $4.8 million for the nine months ended September 30, 2004, compared to $2.2 million for the same period in 2003.  This contributed to the increase of the allowance for possible loan losses to $12.1 million, or 1.2% of gross loans outstanding at quarter end.  The Company will continue to build the allowance for possible loan losses in the future as it expands its loan portfolio both in size and diversity of product lines.

For the nine months ended September 30, 2004, total deposits increased by $327.8 million, or 54%, to $931.2 million, as compared to year-end 2003’s level of $603.3 million.  With the growth of the Company’s earning-asset base, the focus on core deposit growth within the nine community banking centers has increased with significant additions in relationship and business development personnel.  The Company’s demand deposits increased by approximately $26.3 million during the first nine months of 2004, or 28%, bringing the total amount of demand deposits to approximately $120.5 million.

The Company’s cost of deposits of approximately 1.8% remains consistent with the levels experienced over the past four years while it has increased the total deposit base by over 830% to its levels of today. The Company’s average community banking center now has deposits in excess of $100 million, a strategic milestone for our efforts in relationship banking. Continued focus will be centered on the recruitment of senior relationship personnel to fill in contiguous market opportunities.

Total operating expenses for the nine months ended September 30, 2004 were $20.7 million, an increase of $9.3 million or 82% over the same period in 2003.  The Company has added significant resources to its operating areas in relationship management and business development, credit administration, information technology, facilities, marketing and corporate services to support the growth realized over the past three years.  This has, in turn, increased the costs associated with salaries, cash incentives and benefits for the first nine months of 2004 to $11.6 million, representing 56% of total operating costs.

The Company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 49% for the nine months ended September 30, 2004, as compared with 50% for the same period in 2003.

For the nine months ended September 30, 2004, the Company’s income tax provision was $6.9 million as compared to $3.7 million in the same period in 2003, producing an effective income tax rate of 40.9%.

The Bank continues to be "well-capitalized" pursuant to the guidelines established by regulatory agencies.  To be considered "well-capitalized" an institution must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater.  The Bank’s total risk-based and leverage capital ratios were 13.3% and 11.5% at September 30, 2004, respectively.

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As a continuing component to its Shareholders’ Relations Program, the Company has prepared a presentation describing its operating performance and strategies.  The presentation may be accessed at www.vineyardbank.com.

Vineyard National Bancorp operates Vineyard Bank, a community bank principally located in the Inland Empire region of Southern California.  The Bank operates nine full-service branches located in Rancho Cucamonga, Chino, Corona, Crestline, Diamond Bar, Irwindale, Lake Arrowhead, La Verne and Manhattan Beach, in addition to loan production offices in Irvine, San Diego and Anaheim.  Shares of the Company’s common stock are traded on the NASDAQ National Market System under the ticker symbol VNBC.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices
9590 Foothill Boulevard, Rancho Cucamonga, California 91730  Tel: (909) 581-1668  Fax: (909) 278-0041
Email address: shareholderinfo@vineyardbank.com

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VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	September 30,		December 31,
	2004		2003		$ Change	% Change
	(unaudited)		(audited)

Assets
Federal funds sold	$2,000		$39,400		$(37,400)	-95%
Investment securities, available-for-sale	216,446		202,068		14,378	7%

Loans, net of deferred fees and costs	1,020,490		597,007		423,483	71%
Less allowance for possible loan losses	(12,130)		(7,537)		(4,593)	61%
Net loans	1,008,360		589,470		418,890	71%
Total Earning Assets	1,226,806		830,938		395,868	48%

Cash and due from banks	24,531		18,842		5,689	30%
Bank premises and equipment, net	11,475		9,435		2,040	22%
Other assets	35,823		28,585		7,238	25%
Total Assets	$1,298,635		$887,800		$410,835	46%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$120,500		$94,162		$26,338	28%
Interest-bearing	810,661		509,164		301,497	59%
Total Deposits	931,161		603,326		327,835	54%

Federal Home Loan Bank advances and other borrowings	222,425		182,000		40,425	22%
Subordinated debentures	5,000		5,000		-	0%
Junior subordinated debentures	60,829		38,147		22,682	59%
Guarantee of ESOP debt	6,997		-		6,997	N/A
Other liabilities	6,072		7,152		(1,080)	-15%
Total Liabilities	1,232,484		835,625		396,859	47%

Stockholders' Equity
Series A perpetual preferred stock	-		2,450		(2,450)	-100%
Series B convertible preferred stock	-		26,549		(26,549)	-100%
Common stock equity	75,352		26,264		49,088	187%
Unallocated ESOP shares	(6,997)		-		(6,997)	N/A
Cumulative other comprehensive loss	(2,204)		(3,088)		884	N/A
Total Stockholders' Equity	66,151		52,175		13,976	27%
Total Liabilities and Stockholders' Equity	$1,298,635		$887,800		$410,835	46%

Number of Shares of Common Stock Outstanding
at period end	8,576,466	(2)	6,291,430	(1)

Net Book Value of Common Stock, Basic	$7.71		$3.68	(1)
Net Book Value of Common Stock,
excluding cumulative other comprehensive loss	$7.97		$4.17	(1)

Nonperforming Loans/Gross Loans	0.01%		0.03%
Allowance for Possible Loan Losses/Gross Loans	1.19%		1.26%

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(1) Number of shares and book value per share were adjusted to reflect the 2:1 stock split paid in August 2004 and the 5% stock dividend paid in January 2004.
(2) Number of shares of common stock outstanding at period end excludes 298,000 unallocated ESOP shares.

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VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Three Months Ended September 30,
	2004	2003		$ Change	% Change
	(unaudited)	(unaudited)

Interest Income
Loans, including fees	$17,931	$8,587		$9,344	109%
Investment securities and federal funds sold	2,382	2,406		(24)	-1%
Total Interest Income	20,313	10,993		9,320	85%

Interest Expense
Deposits	4,308	2,277		2,031	89%
Other borrowings	1,853	808		1,045	129%
Total Interest Expense	6,161	3,085		3,076	100%

Net Interest Income	14,152	7,908		6,244	79%
Provision for loan losses	1,350	460		890	193%
Net interest income after provision for loan losses	12,802	7,448		5,354	72%

Other Income
Fees and service charges	443	432		11	3%
Gain on sale of SBA loans and broker fee income	1,052	463		589	127%
Other income	31	60		(29)	-48%
Total Other Income	1,526	955		571	60%

Gross Operating Income	14,328	8,403		5,925	71%

Operating Expenses
Salaries and benefits	4,949	2,430		2,519	104%
Occupancy and equipment	1,354	756		598	79%
Other operating expenses	1,820	1,301		519	40%
Total Operating Expenses	8,123	4,487		3,636	81%

Earnings before income taxes	6,205	3,916		2,289	58%
Income tax provision	2,535	1,608		927	58%
Net Income	$3,670	$2,308		$1,362	59%

Weighted average shares outstanding used in	9,228,145	7,067,044
diluted EPS calculation

Earnings per common share
Basic	$0.43	$0.36	(3)	$0.07	19%
Diluted	$0.40	$0.32	(3)	$0.08	25%

Efficiency Ratio	52%	51%

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(3) Earnings per share were adjusted to reflect the 2 for 1 stock split paid in August 2004 and the 5% stock dividend paid in January 2004.

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VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share amounts)

	Nine Months Ended September 30,
	2004	2003		$ Change	% Change
	(unaudited)	(unaudited)

Interest Income
Loans, including fees	$47,169	$20,645		$26,524	128%
Investment securities and federal funds sold	6,382	5,559		823	15%
Total Interest Income	53,551	26,204		27,347	104%

Interest Expense
Deposits	10,884	5,671		5,213	92%
Other borrowings	4,422	2,122		2,300	108%
Total Interest Expense	15,306	7,793		7,513	96%

Net Interest Income	38,245	18,411		19,834	108%
Provision for loan losses	4,833	2,210		2,623	119%
Net interest income after provision for loan losses	33,412	16,201		17,211	106%

Other Income
Fees and service charges	1,367	1,094		273	25%
Gain on sale of SBA loans and broker fee income	2,314	1,444		870	60%
Net gain on sale of investment securities	207	1,571		(1,364)	-87%
Other income	167	173		(6)	-3%
Total Other Income	4,055	4,282		(227)	-5%

Gross Operating Income	37,467	20,483		16,984	83%

Operating Expenses
Salaries and benefits	11,627	5,970		5,657	95%
Occupancy and equipment	3,468	1,757		1,711	97%
Other operating expenses	5,589	3,615		1,974	55%
Total Operating Expenses	20,684	11,342		9,342	82%

Earnings before income taxes	16,783	9,141		7,642	84%
Income tax provision	6,859	3,744		3,115	83%
Net Income	$9,924	$5,397		$4,527	84%

Weighted average shares outstanding used in	8,832,640	6,658,773
diluted EPS calculation

Earnings per common share
Basic	$1.25	$0.87	(3)	$0.38	44%
Diluted	$1.11	$0.79	(3)	$0.32	41%

Efficiency Ratio	49%	50%

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(3) Earnings per share were adjusted to reflect the 2 for 1 stock split paid in August 2004 and the 5% stock dividend paid in January 2004.

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VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	For the Three Months Ended September 30,
	2004		2003
	Average	Average	Average	Average
	Balance	Yield/Cost	Balance	Yield/Cost
Assets
Gross Loans	$988,207	7.22%	$449,458	7.58%
Investment securities (4) and federal funds sold	228,155	4.15%	224,948	4.24%
Total interest-earning assets	1,216,362	6.64%	674,406	6.47%
Other assets	49,709		29,353
Less: allowance for possible loan losses	(11,236)		(5,718)
Total average assets	$1,254,835		$698,041

Liabilities and Stockholders' Equity
Interest-bearing deposits (5)	$760,935	2.25%	$412,793	2.19%
Other borrowings	302,635	2.44%	168,351	1.90%
Total interest-bearing liabilities	1,063,570	2.30%	581,144	2.11%
Demand deposits	122,706		86,064
Other liabilities	6,198		4,940
Total average liabilities	1,192,474		672,148

Series A perpetual preferred stock	-		2,450
Series B convertible preferred stock	-		3,479
Common stock equity, net of
cumulative other comprehensive loss	62,361		19,964
Stockholders' equity	62,361		25,893
Total liabilities and stockholders' equity	$1,254,835		$698,041

Net interest spread (6)		4.34%		4.36%
Net interest margin (7)		4.63%		4.65%

Return on Average Assets		1.16%		1.31%
Return on Average Common Equity		23.41%		45.87%
Return on Average Total Equity		23.41%		35.36%
Net Charge-off's/Average Gross Loans		0.00%		0.03%

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(4) The yield for investment securities is based on historical amortized cost balances.
(5) Includes savings, NOW and money market deposit accounts.
(6) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(7) Net interest margin is computed by dividing net interest income by total average earning assets.

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VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	For the Nine Months Ended September 30,
	2004		2003
	Average	Average	Average	Average
	Balance	Yield/Cost	Balance	Yield/Cost
Assets
Gross Loans	$866,501	7.27%	$360,820	7.65%
Investment securities (4) and federal funds sold	209,953	4.06%	167,247	4.44%
Total interest-earning assets	1,076,454	6.65%	528,067	6.63%
Other assets	45,629		26,371
Less: allowance for possible loan losses	(9,803)		(4,304)
Total average assets	$1,112,280		$550,134

Liabilities and Stockholders' Equity
Interest-bearing deposits (5)	$666,645	2.18%	$325,360	2.33%
Other borrowings	272,188	2.17%	128,149	2.21%
Total interest-bearing liabilities	938,833	2.18%	453,509	2.30%
Demand deposits	111,522		70,008
Other liabilities	6,720		4,854
Total average liabilities	1,057,075		528,371

Series A perpetual preferred stock	1,243		2,450
Series B convertible preferred stock	13,057		1,172
Common stock equity, net of
cumulative other comprehensive loss	40,905		18,141
Stockholders' equity	55,205		21,763
Total liabilities and stockholders' equity	$1,112,280		$550,134

Net interest spread (6)		4.47%		4.33%
Net interest margin (7)		4.75%		4.66%

Return on Average Assets		1.19%		1.31%
Return on Average Common Equity		32.41%		39.78%
Return on Average Total Equity		24.01%		33.16%
Net Charge-off's/Average Gross Loans		0.03%		0.03%

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(4) The yield for investment securities is based on historical amortized cost balances.
(5) Includes savings, NOW and money market deposit accounts.
(6) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(7) Net interest margin is computed by dividing net interest income by total average earning assets.

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